EXHIBIT 99.1

For More Information:
Investor contact: Aaron Pearce 414-438-6895
Media contact: Carole Herbstreit 414-438-6882

For Immediate Release

Brady Corporation Reports Fiscal 2014 First Quarter Results

MILWAUKEE (November 21, 2013)--Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for the fiscal 2014 first quarter ended October 31, 2013.

Quarter Ended October 31, 2013 Financial Results:
Sales from continuing operations for the quarter ended October 31, 2013 were up 13.0 percent to $306.0 million compared to $270.9 million in the first quarter of fiscal 2013. Organic sales were down 2.2 percent, the acquisition of Precision Dynamics Corporation (“PDC”) added 15.6 percent to sales, and the impact of foreign currency translation decreased sales by 0.4 percent. By segment, organic sales were up 3.0 percent in Identification Solutions and down 10.0 percent in Workplace Safety.
Net earnings for the quarter ended October 31, 2013 were $23.9 million compared to $27.2 million in the same quarter last year. Net earnings from continuing operations for the quarter ended October 31, 2013, were $17.4 million compared to $25.8 million in the same quarter last year. Non-GAAP net earnings from continuing operations* for the fiscal first quarter ended October 31, 2013, were $22.1 million compared to $25.8 million in the same quarter last year.
Net earnings per Class A Nonvoting Common Share were $0.46 for the first quarter ended October 31, 2013 compared to $0.53 in the same quarter last year. Earnings from continuing operations per diluted Class A Nonvoting Common Share were $0.33 for the first quarter of fiscal 2014 compared to $0.50 in the same quarter last year. Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* were $0.42 in the first quarter of fiscal 2014 and $0.50 per share in the first quarter of fiscal 2013.

Commentary and Guidance:
“We completed the reorganization of our company to focus on two business platforms, Identification Solutions and Workplace Safety that will provide long-term growth for Brady. Although total sales increased 13.0 percent in our first quarter, our Workplace Safety business experienced an organic sales decline of 10.0 percent. In the fourth quarter of last year, we accelerated our investment in our Workplace Safety business to drive organic sales growth and we will be investing another $14 million in fiscal 2014 as we improve our e-commerce capabilities, expand our product offerings and enhance our pricing capabilities. We are starting to see positive signs from this accelerated investment and expect to return to organic sales growth in the second half of the year,” said

Brady’s Chief Financial Officer and Interim President and Chief Executive Officer, Thomas J. Felmer. “Our Identification Solutions business remains strong as we see improvements in our Asian and European results and continue to see growth opportunities driven by our new product pipeline and increased focus on industries such as healthcare; food and beverage; chemical, oil and gas; and aerospace and mass transit.”
The Company anticipates organic sales from continuing operations in fiscal 2014 to range from a slight contraction to low single-digit growth, with organic sales down in the first half of the year and returning to growth in the second half of fiscal 2014. Guidance for earnings from continuing operations per diluted Class A Nonvoting Common Share remains unchanged at $1.80 to $2.00, exclusive of restructuring charges. This guidance is based on current exchange rates, a full-year income tax rate in the mid-to-upper 20 percent range, depreciation and amortization of approximately $45 to $50 million, and approximately $30 million of restructuring charges in fiscal 2014, the timing of which is subject to change as we execute our restructuring plan. Our guidance also includes capital expenditures of approximately $40 million in fiscal 2014.

A webcast regarding Brady’s fiscal 2014 first quarter financial results will be available at www.bradycorp.com beginning at 9:30 a.m. Central Time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2013, employed approximately 7,400 people in its worldwide businesses. Brady’s fiscal 2013 sales were approximately $1.15 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

* See accompanying notes for non-GAAP measures.

###
In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady's control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: Implementation of the Workplace Safety strategy; the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, hard disk drive, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, healthcare and transportation; future competition; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; Brady's ability to retain significant contracts and customers; fluctuations in currency rates versus the U.S. dollar; risks associated with international operations; difficulties associated with exports; risks associated with obtaining governmental approvals and maintaining regulatory compliance; Brady's ability to develop and successfully market new products; risks associated with identifying, completing, and integrating acquisitions; risks associated with divestitures and businesses held for sale; risks associated with restructuring plans; environmental, health and safety compliance costs and liabilities; risk associated with loss of key talent; risk associated with product liability claims; technology changes and potential security violations to the Company's information technology systems; Brady's ability to maintain compliance with its debt covenants; increase in our level of debt; potential write-offs of Brady's substantial intangible assets; unforeseen tax consequences; risk, associated with our ownership structure; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady's U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2013.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)

	(Unaudited)
	Three months ended October 31,
	2013	2012
Net sales	$305,974	$270,866
Cost of products sold	149,029	121,342
Gross margin	156,945	149,524
Operating expenses:
Research and development	8,587	7,887
Selling, general and administrative	112,687	99,009
Restructuring charges	6,840	—
Total operating expenses	128,114	106,896

Operating income	28,831	42,628

Other income and (expense):
Investment and other income	762	397
Interest expense	(3,721)	(4,163)

Earnings from continuing operations before income taxes	25,872	38,862

Income tax expense	8,449	13,077

Earnings from continuing operations	$17,423	$25,785

Earnings from discontinued operations, net of income taxes	6,505	1,403

Net earnings	$23,928	$27,188

Earnings from continuing operations per Class A Nonvoting Commons Share:
Basic	$0.33	$0.50
Diluted	$0.33	$0.50

Earnings from continuing operations per Class B Voting Common Share:
Basic	$0.32	$0.49
Diluted	$0.32	$0.49

Earnings from discontinued operations per Class A Nonvoting Common Share:
Basic	$0.13	$0.03
Diluted	$0.13	$0.03

Earnings from discontinued operations per Class B Voting Common Share:
Basic	$0.12	$0.03
Diluted	$0.12	$0.02

Net Earnings per Class A Nonvoting Common Share:
Basic	$0.46	$0.53
Diluted	$0.46	$0.53
Dividends	$0.195	$0.19

Net Earnings per Class B Voting Common Share:
Basic	$0.44	$0.52
Diluted	$0.44	$0.51
Dividends	$0.178	$0.173

Weighted average common shares outstanding (in thousands):
Basic	52,071	51,039
Diluted	52,419	51,312

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	(Unaudited)
	October 31, 2013	July 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$81,869	$91,058
Accounts receivable—net	184,099	169,261
Inventories:
Finished products	69,085	64,544
Work-in-process	17,757	14,776
Raw materials and supplies	18,102	15,387
Total inventories	104,944	94,707
Assets held for sale	132,616	119,864
Prepaid expenses and other current assets	46,671	37,600
Total current assets	550,199	512,490
Other assets:
Goodwill	624,165	617,236
Other intangible assets	152,812	156,851
Deferred income taxes	10,469	8,623
Other	21,821	21,325
Property, plant and equipment:
Cost:
Land	7,978	7,861
Buildings and improvements	94,545	91,471
Machinery and equipment	270,371	266,787
Construction in progress	15,112	11,842
	388,006	377,961
Less accumulated depreciation	263,112	255,803
Property, plant and equipment—net	124,894	122,158
Total	$1,484,360	$1,438,683
LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Notes payable	$26,442	$50,613
Accounts payable	92,044	82,519
Wages and amounts withheld from employees	47,968	42,413
Liabilities held for sale	43,976	34,583
Taxes, other than income taxes	8,968	8,243
Accrued income taxes	8,996	7,056
Other current liabilities	39,531	36,806
Current maturities on long-term debt	61,264	61,264
Total current liabilities	329,189	323,497
Long-term obligations, less current maturities	204,413	201,150
Other liabilities	84,784	83,239
Total liabilities	618,386	607,886
Stockholders’ investment:
Common stock:
Class A nonvoting common stock—Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 48,594,617 and 48,408,544 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	308,835	306,191
Earnings retained in the business	552,291	538,512
Treasury stock—2,435,203 and 2,626,276 shares, respectively of Class A nonvoting	(65,255)	(69,797)
Accumulated other comprehensive income	70,132	56,063
Other	(577)	(720)
Total stockholders’ investment	865,974	830,797
Total	$1,484,360	$1,438,683

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	(Unaudited)
	Three months ended October 31,
	2013	2012
Operating activities:
Net earnings	$23,928	$27,188
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,878	10,675
Non-cash portion of stock-based compensation expense	2,600	4,399
Loss (gain) on sales of businesses	—	3,138
Deferred income taxes	(2,421)	(109)
Changes in operating assets and liabilities (net of effects of business acquisitions/divestitures):
Accounts receivable	(18,551)	(18,426)
Inventories	(12,461)	(8,141)
Prepaid expenses and other assets	(5,372)	(2,710)
Accounts payable and accrued liabilities	25,903	6,752
Income taxes	1,089	(2,548)
Net cash provided by operating activities	25,593	20,218

Investing Activities:
Purchases of property, plant and equipment	(9,086)	(6,177)
Sales of businesses, net of cash retained	—	10,178
Other	(70)	(70)
Net cash (used in) provided by investing activities	(9,156)	3,931

Financing Activities:
Payment of dividends	(10,149)	(9,705)
Proceeds from issuance of common stock	5,209	1,684
Purchase of treasury stock	—	(5,121)
Repayment of borrowing on notes payable	(24,000)	—
Income tax on the exercise of stock options and deferred comp distributions, and other	(719)	401
Net cash used in financing activities	(29,659)	(12,741)

Effect of exchange rate changes on cash	4,033	4,001

Net (decrease) increase in cash and cash equivalents	(9,189)	15,409
Cash and cash equivalents, beginning of period	91,058	305,900

Cash and cash equivalents, end of period	$81,869	$321,309

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$4,151	$4,953
Income taxes, net of refunds	10,006	12,199

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Dollars in thousands)

	Three months ended October 31,
	2013	2012
SALES TO EXTERNAL CUSTOMERS
ID Solutions	$207,990	$161,244
Workplace Safety	97,984	109,622
Total Company	$305,974	$270,866

SALES INFORMATION
ID Solutions
Organic	3.0%	0.4%
Currency	(0.2)%	(2.5)%
Acquisitions	26.2%	0.4%
Total	29.0%	(1.7)%

Workplace Safety
Organic	(10.0)%	(3.3)%
Currency	(0.6)%	(2.3)%
Acquisitions	—%	5.8%
Total	(10.6)%	0.2%

Total Company
Organic	(2.2)%	(1.1)%
Currency	(0.4)%	(2.4)%
Acquisitions	15.6%	2.6%
Total	13.0%	(0.9)%

SEGMENT PROFIT
ID Solutions	$50,110	$43,973
Workplace Safety	18,374	27,829
Total Company	$68,484	$71,802

SEGMENT PROFIT AS PERCENT OF SALES
ID Solutions	24.1%	27.3%
Workplace Safety	18.8%	25.4%
Total Company	22.4%	26.5%

(Dollars in Thousands)	Three months ended October 31,
	2013	2012
Total segment profit	$68,484	$71,802
Unallocated Amounts:
Administrative costs	(32,813)	(29,174)
Restructuring charges	(6,840)	—
Investment and other income	762	397
Interest expense	(3,721)	(4,163)
Earnings from continuing operations before income taxes	$25,872	$38,862

NON-GAAP MEASURES
(Dollars in Thousands, Except Per Share Amounts)

In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

EBITDA from Continuing Operations

Brady is presenting EBITDA from Continuing Operations because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA from Continuing Operations represents earnings (loss) from continuing operations before interest expense, income taxes, depreciation, amortization and impairment charges. EBITDA from Continuing Operations is not a calculation based on generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA from Continuing Operations calculation, however, are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. EBITDA from Continuing Operations should not be considered as an alternative to net earnings or operating income as an indicator of the Company's operating performance, or as an alternative to net cash provided by operating activities as a measure of liquidity. The EBITDA from Continuing Operations measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

	Fiscal 2014

	Q1	Q2	Q3	Q4	Total
EBITDA from Continuing Operations:
Earnings from continuing operations	$17,423				$17,423
Interest expense	3,721				3,721
Income taxes	8,449				8,449
Depreciation and amortization	10,878				10,878
EBITDA from Continuing Operations (non-GAAP measure)	$40,471				$40,471

	Fiscal 2013

	Q1	Q2	Q3	Q4	Total
EBITDA from Continuing Operations:
Earnings (loss) from continuing operations	$25,785	$(11,365)	$20,998	$(176,234)	$(140,816)
Interest expense	4,163	4,406	4,186	3,886	16,641
Income taxes	13,077	28,823	6,065	(5,895)	42,070
Depreciation and amortization	7,684	8,490	11,065	12,688	39,927
Intangible asset write-down in restructuring charges	—	—	3,207	—	3,207
Impairment charges	—	—	—	204,448	204,448
EBITDA from Continuing Operations (non-GAAP measure)	$50,709	$30,354	$45,521	$38,893	$165,477

NON-GAAP MEASURES
(Dollars in Thousands, Except Per Share Amounts)

EBITDA from Discontinued Operations

Brady is presenting EBITDA from Discontinued Operations because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA from Discontinued Operations represents earnings (loss) from discontinued operations before interest expense, income taxes, depreciation, amortization, and impairment charges. EBITDA from Discontinued Operations is not a calculation based on generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA from Discontinued Operations calculation, however, are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. EBITDA from Discontinued Operations should not be considered as an alternative to net earnings or operating income as an indicator of the Company's operating performance, or as an alternative to net cash provided by operating activities as a measure of liquidity. The EBITDA from Discontinued Operations measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

	Fiscal 2014

	Q1	Q2	Q3	Q4	Total
EBITDA from Discontinued Operations:
Earnings from discontinued operations	$6,505				$6,505
Interest expense	—				—
Income taxes	2,680				2,680
Depreciation and amortization	—				—
EBITDA from Discontinued Operations (non-GAAP measure)	$9,185				$9,185

	Fiscal 2013

	Q1	Q2	Q3	Q4	Total
EBITDA from Discontinued Operations:
Earnings (loss) from discontinued operations	$1,403	$2,680	$(16,765)	$(1,037)	$(13,719)
Interest expense	—	—	—	—	—
Income taxes	404	1,802	1,530	1,478	5,214
Depreciation and amortization	2,991	2,881	2,926	—	8,798
Loss on write-down of assets held for sale	—	—	15,658	—	15,658
EBITDA from Discontinued Operations (non-GAAP measure)	$4,798	$7,363	$3,349	$441	$15,951

NON-GAAP MEASURES
(Dollars in Thousands, Except Per Share Amounts)

EBITDA:

Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net earnings (loss) before interest expense, income taxes, depreciation, amortization and impairment charges. EBITDA is not a calculation based on generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. EBITDA should not be considered as an alternative to net earnings or operating income as an indicator of the Company's operating performance, or as an alternative to net cash provided by operating activities as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

	Fiscal 2014

	Q1	Q2	Q3	Q4	Total
EBITDA:
Net earnings	$23,928				$23,928
Interest expense	3,721				3,721
Income taxes	11,129				11,129
Depreciation and amortization	10,878				10,878
EBITDA (non-GAAP measure)	$49,656				$49,656

	Fiscal 2013

	Q1	Q2	Q3	Q4	Total
EBITDA:
Net earnings (loss)	$27,188	$(8,685)	$4,233	$(177,271)	$(154,535)
Interest expense	4,163	4,406	4,186	3,886	16,641
Income taxes	13,481	30,625	7,595	(4,417)	47,284
Depreciation and amortization	10,675	11,371	13,991	12,688	48,725
Intangible asset write-down in restructuring charges	—	—	3,207	—	3,207
Loss on write-down of assets held for sale	—	—	15,658	—	15,658
Impairment charges	—	—	—	204,448	204,448
EBITDA (non-GAAP measure)	$55,507	$37,717	$48,870	$39,334	$181,428

NON-GAAP MEASURES
(Dollars in Thousands, Except Per Share Amounts)

Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Earnings from Continuing Operations Before Income Taxes Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this profit measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Earnings from Continuing Operations Before Income Taxes to Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

	Three Months Ended October 31,
	2013	2012
Earnings from Continuing Operations Before Income Taxes (GAAP measure)	$25,872	$38,862
Restructuring charges	6,840	—
Earnings from Continuing Operations Before Income Taxes Excluding Certain Items (non-GAAP measure)	$32,712	$38,862

Income Taxes on Continuing Operations Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Income Taxes on Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Income Taxes on Continuing Operations to Income Taxes on Continuing Operations Excluding Certain Items:

	Three Months Ended October 31,
	2013	2012
Income Taxes on Continuing Operations (GAAP measure)	$8,449	$13,077
Restructuring charges	2,205	—
Income Taxes on Continuing Operations Excluding Certain Items (non-GAAP measure)	$10,654	$13,077

Net Earnings from Continuing Operations Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net Earnings from Continuing Operations to Net Earnings from Continuing Operations Excluding Certain Items:

	Three Months Ended October 31,
	2013	2012
Net Earnings from Continuing Operations (GAAP measure)	$17,423	$25,785
Restructuring charges	4,635	—
Net Earnings from Continuing Operations Excluding Certain Items (non-GAAP measure)	$22,058	$25,785

NON-GAAP MEASURES
(Dollars in Thousands, Except Per Share Amounts)

Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share to Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:

	Three Months Ended October 31,
	2013	2012
Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Share (GAAP measure)	$0.33	$0.50
Restructuring charges	0.09	—
Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Share Excluding Certain Items (non-GAAP measure)	$0.42	$0.50